UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.    )

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RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RCM Technologies, Inc.	Tel: 856.356.4500
2500 McClellan Avenue	Fax: 856.356.4600
Pennsauken, NJ 08109	www.rcmt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 14, 2023

To Our Stockholders:

The RCM Technologies, Inc. 2023 Annual Meeting of Stockholders will be held on Thursday, December 14, 2023, at 4:00 p.m. Eastern time. As it has been over the past several years, this year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend, vote and submit your questions during the live webcast of the meeting by visiting https://web.lumiagm.com/204238937 and entering password: rcm2023.

The purposes of the meeting are to:

1.	Elect four directors to hold office until the Annual Meeting of Stockholders to be held in 2024 and until their successors are duly elected and qualified;

2.	Ratify our Audit Committee’s selection of WithumSmith+Brown, PC as our independent accountants for our fiscal year ending December 30, 2023;

3.	Conduct an advisory vote to approve the compensation of our named executive officers for 2022; and

4.	Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

We have fixed October 18, 2023 as the record date for determining the stockholders entitled to vote at the meeting. You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

You are cordially invited to attend the meeting (on a virtual basis, which will be the only means of attending this year’s meeting). Whether or not you expect to attend the meeting, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting. The enclosed envelope requires no postage if mailed within the United States. Most of our stockholders hold their shares in “street name” through brokers, banks and other nominees and may choose to vote their shares by telephone instead of using the enclosed proxy card. If you wish to vote by telephone, please follow the instructions on your proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Kevin D. Miller Secretary

Pennsauken, New Jersey
November 9, 2023

RCM TECHNOLOGIES, INC.

2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey 08109

________________________________

PROXY STATEMENT
________________________________

ANNUAL MEETING OF STOCKHOLDERS

DECEMBER 14, 2023

About this Proxy Statement

Our Board of Directors is soliciting proxies to be used at our 2023 Annual Meeting of Stockholders. The meeting will be a virtual meeting on Thursday, December 14, 2023, at 4:00 p.m. Eastern time. This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about November 9, 2023.

VOTING PROCEDURES

Who Can Vote

Only RCM common stockholders at the close of business on the record date, October 18, 2023, may vote at the annual meeting. You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date. At the close of business on the record date, there were 7,860,638 shares of RCM common stock outstanding.

How You Can Vote

You can vote by:

•	marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided,

•	phoning in your vote using the information provided on your voting form, or

•

attending the meeting and voting on line during the meeting; registered holders and beneficial owners with shares held in street name (held in the name of a broker or other nominee) may vote online at the meeting by visiting the following Internet website: https://web.lumiagm.com/204238937, entering password: rcm2023, and providing the 11-digit control number included in the notice of annual meeting, on their proxy card or on the instructions that accompanied the proxy materials. Beneficial owners with shares held in street name must obtain a legal proxy from their broker or other nominee to vote online at the meeting.

VOTING PROCEDURES (CONT’D)

How You Can Revoke Your Proxy or Change Your Vote

You can revoke your proxy at any time before it is voted at the meeting by:

•	sending a written notice that you have revoked your proxy to our Secretary, Kevin D. Miller, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109-4613,

•	submitting a later-dated proxy card, or

•	attending the meeting and voting on line in accordance with the process set forth above.

If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

A quorum must exist for voting to take place at the meeting. A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting.

Director nominees are elected by a majority vote, meaning that a nominee for director is elected only if he or she receives the affirmative vote of a majority of the total votes cast for and against such nominee. All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

Shares represented by a proxy marked “abstain” on any matter will be considered present at the meeting for purposes of determining whether there is a quorum but will not be considered as votes cast on that matter. Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be considered as votes cast on matters as to which there is a “broker non-vote.” Abstentions and “broker non-votes” will therefore have no effect on the outcome of any vote taken at the meeting.

Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card. If you sign your proxy card but do not mark your choices, Bradley S. Vizi or Kevin D. Miller, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

●	FOR the persons we nominated for election as directors (Proposal No. 1);

●	FOR the ratification of our Audit Committee’s selection of WithumSmith+Brown, PC as our independent accountants for our fiscal year ending December 30, 2023 (Proposal No. 2); and

●	FOR approval of an advisory resolution approving the compensation of our named executive officers for 2022 (Proposal No. 3).

If any other matters are properly presented at the meeting for consideration, Mr. Vizi and Mr. Miller will have the discretion to vote on those matters for you. Currently, we are not aware of any such matters.

Costs of Solicitation

We will pay for preparing, assembling and mailing this proxy statement. Our directors, officers and employees may solicit proxies through the mail, direct communication or otherwise. None of our directors, officers or employees will receive additional compensation for soliciting proxies. We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

Instructions to Attend the Meeting

Record Holders: If you were a holder of record of common stock of RCM at the close of business on October 18, 2023 (i.e. your shares are held in your own name in the records of RCM’s transfer agent, Equiniti Trust Company, LLC (“Equiniti”), you can attend the meeting by visiting https://web.lumiagm.com/204238937 and entering the 11-digit control number previously provided to you in your proxy materials. The password for the virtual meeting is rcm2023. If you are a shareholder of record and you have misplaced your 11-digit control number, please call Equiniti at (877) 773-6772.

Beneficial Owners: If you were a beneficial owner of common stock of RCM at the close of business on October 18, 2023 (i.e. you hold your shares in “street name” through an intermediary, such as a bank, broker or other nominee), you must register in advance in order to attend the meeting. To register, please obtain a legal proxy from the bank, broker or other nominee that is the record holder of your shares and then submit the legal proxy, along with your name and email address, to Equiniti to receive an 11-digit control number that may be used to access the virtual meeting site provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the virtual meeting site. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by Equiniti no later than 5 p.m., Eastern Time, on December 9, 2023. All such requests should be submitted (1) by email to proxy@equiniti.com, (2) by facsimile to (718) 765-8730 or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and shareholders are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from Equiniti, please follow the steps set forth above for shareholders of record to attend the meeting.

Attending the Meeting as a Guest: Guests may attend the meeting in “listen-only” mode by visiting https://web.lumiagm.com/204238937 and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the meeting.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be Held on December 14, 2023

This proxy statement and our 2022 annual report to stockholders are available at

http://www.astproxyportal.com/ast/08117/

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of October 27, 2023.

Name and Address of Beneficial Owner	Number of Shares	Approximate Percentage of Outstanding Common Stock(1)

Renaissance Technologies LLC(2)	645,973	8.2%
800 Third Avenue
New York, NY 10022

Ben Andrews(3)	530,048	6.7%
P. O. Box 357303
Gainesville, FL 32635

(1)	Based on 7,846,353 shares outstanding as of October 27, 2023.

(2)

Based on Amendment No. 5 to Schedule 13G filed with the Commission on February 13, 2023. The filing states that Renaissance Technologies LLC has sole voting power over 545,773 shares and sole dispositive power over 645,973 shares.

(3)	Based on the Schedule 13G filed with the Commission on May 15, 2023. The filing states that Mr. Andrews exercises sole voting and dispositive power over all such shares.

Security Ownership of Management

The following table lists the number of shares of our common stock beneficially owned, as of October 27, 2023, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors and executive officers as a group. In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

Name	Number of Shares	Approximate Percentage of Outstanding Common Stock(1)
Bradley S. Vizi	1,700,000	21.6%

Chigozie O. Amadi(2)	9,607	*

Richard A. Genovese(2)	12,082	*

Swarna Srinivas Kakodkar(2)	52,927	*

Jayanth S. Komarneni(2)	57,819	*

Kevin D. Miller	580,387	7.4%

Michael Saks	125,236	1.6%

All directors and executive officers as a group (7 persons)(3)	2,538,058	32.3%

__________

*	Represents less than one percent of our outstanding common stock.

(1)	Based on 7,846,353 shares outstanding as of October 27, 2023.

(2)	Includes 3,107 shares that will vest on December 15, 2023.

(3)	Includes 12,428 shares that will vest on December 15, 2023.

PROPOSAL 1
___________________________

ELECTION OF DIRECTORS

Stockholders are being asked to elect four (4) directors at the Annual Meeting, each to serve until his or her successor is duly elected at the 2024 annual meeting and qualified. Your Board has nominated for election as director Bradley S. Vizi, Chigozie O. Amadi, Swarna Srinivas Kakodkar and Jayanth S. Komarneni. One of our current directors, Richard A. Genovese, who has served as a member of the Board of Directors since 2018, will not stand for reelection following the completion of his term at the Annual Meeting.

Ms. Srinivas Kakodkar and Messrs. Vizi, Amadi and Komarneni have consented to serve a term on our Board of Directors, and the persons named as proxy holders on the enclosed proxy card, Mr. Vizi and Mr. Miller, intend to vote FOR the election of Ms. Srinivas Kakodkar and Messrs. Vizi, Amadi and Komarneni unless you mark a contrary instruction on your proxy card. Unless you indicate otherwise on your proxy card, if any of Ms. Srinivas Kakodkar or Messrs. Vizi, Amadi and Komarneni is unable to serve as a director at the time of the Annual Meeting, Mr. Vizi or Mr. Miller will vote FOR the election of another person that the Board may nominate in their place.

Set forth below are brief descriptions of the nominees for election as director and of the continuing directors. The descriptions for the directors set forth the experience, qualifications, attributes and skills that have led the Board’s Nominating & Corporate Governance Committee and the Board to conclude that these individuals should serve as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF BRADLEY S. VIZI, CHIGOZIE O. AMADI, SWARNA SRINIVAS KAKODKAR AND JAYANTH S. KOMARNENI AS MEMBERS OF OUR BOARD OF DIRECTORS.

Nominees for Election as Directors

Bradley S. Vizi, Director since 2013, age 39

Mr. Vizi has served as our Executive Chairman & President since June 2018.  Previously Mr. Vizi served as our Chairman of the Board since September 2015 and a board member since December 2013. From February 2016 to June 2022, Mr. Vizi served as a member of the Board of Directors at L.B. Foster (NASDAQ: FSTR), a leading manufacturer, fabricator, and distributor of products and services for the rail, construction, energy and utility markets with locations in North America and Europe.  Mr. Vizi founded Legion Partners, Inc. in 2010 and Legion Partners Asset Management, LLC in 2012, where he served as Managing Director and Portfolio Manager until October 2017.  From 2007 to 2010, Mr. Vizi was an investment professional at Shamrock Capital Advisors, Inc. (“Shamrock”), the alternative investment vehicle of the Disney Family.  Prior to Shamrock, from 2006 to 2007, Mr. Vizi was an investment professional with the private equity group at Kayne Anderson Capital Advisors L.P. Mr. Vizi is a CFA Charterholder and graduated from the Wharton School at the University of Pennsylvania.

Mr. Vizi’s significant public company experience is particularly valuable in the areas of strategy, operations, capital allocation, compensation planning, corporate governance and marketing the Company to the investment community.

Nominees for Election as Directors (Continued)

Chigozie O. Amadi, Director since 2022, age 39

Mr. Amadi has served since October 2019 as the Chief Financial Officer for The Siegel Group, a conglomerate of private companies focusing on investments and management of real estate and food and beverage businesses. Mr. Amadi leads the departments of accounting, finance, payroll, acquisitions, and dispositions. Before his current role, Mr. Amadi previously served as Director of Real Estate Investments for The Siegel Group. Mr. Amadi also worked for Wells Fargo & Company, providing secured and unsecured financing to REITs and private real estate firms.  Mr. Amadi holds a J.D. from Loyola Law School and a B.A. from the University of Pennsylvania and is an active member of the California Bar.

Mr. Amadi’s extensive experience overseeing the preparation and aggregation of the financial performance of multiple companies, in addition to supervising the audits and financial professionals responsible for those audits, and his legal acumen, allow him to make valuable contributions to all of the Company’s business segments.

Swarna Srinivas Kakodkar, Director since 2019, age 40

Ms. Kakodkar is a seasoned technology executive with over 15 years of experience building organizations that develop high-impact software to serve enterprises, developers, and consumers.  Ms. Kakodkar currently leads a product management organization at Google.  She previously led product and technical teams at Amazon Web Services, where she launched services that have touched millions of users.  Prior to that, she held various roles at Facebook, where she oversaw the development of digital advertising products and global partnerships with some of Facebook’s largest customers.  Prior to joining Facebook, Ms. Kakodkar worked at AOL Platforms, where she developed capital allocation strategies, managed M&A activity, and built technology partnership programs.  She chairs our Compensation Committee, serves on our Audit Committee, and serves on our Nominating/Governance Committee. She holds an MBA from Harvard Business School and a B.A. from Harvard College.

Ms. Kakodkar’s extensive experience in digital marketing, financial modeling, enterprise software, implementation of new technologies, and management and retention of diverse employee groups, allow her to make valuable contributions to all of the Company’s business segments.

Nominees for Election as Directors (Continued)

Jayanth S. Komarneni, Director since 2020, age 40

Mr. Komarneni is the founder and chair of the Human Diagnosis Project (‘Human Dx’), an open medical intelligence system. Human Dx has brought together top medical organizations (including the American Medical Association, the American Board of Medical Specialties, and the National Association of Community Health Centers), health systems (including research collaborations with Harvard, Johns Hopkins, UCSF, Stanford, and Kaiser Permanente), and financial supporters (including the European Union, the MacArthur Foundation, the Gordon & Betty Moore Foundation, Union Square Ventures, and Andreessen Horowitz). Before founding Human Dx, Mr. Komarneni advised leadership at some of the world's preeminent organizations while working at McKinsey & Company and Bain & Company. Mr. Komarneni's work spanned stakeholders in the social, public, and private sectors, including foundations, governments, companies (in the life sciences, health care, technology, energy, and financial services industries), and alternative investment firms. After McKinsey and Bain, he helped launch and operate Greenoaks Capital Management, a global alternative investment firm, as its first employee. Mr. Komarneni also participated in Y Combinator, the world's leading technology accelerator. Mr. Komarneni has degrees that include an MSc in Global Health Science from the University of Oxford and an MBA from the Wharton School, and an M.S. in Biotechnology from the School of Engineering and Applied Science at the University of Pennsylvania.

Mr. Komarneni's prior background founding, advising, and working at leading organizations in the technology, healthcare, investment, professional services, and life sciences industries helps contribute across RCM's diverse business segments from strategic and operational perspectives.

OUR EXECUTIVE OFFICERS

The following table lists our executive officers. Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

Name	Age	Position
Bradley S. Vizi	39	Executive Chairman & President
Kevin D. Miller	57	Chief Financial Officer, Treasurer and Secretary
Michael Saks	67	Division President, Health Care Services

Bradley S. Vizi. See above.

Kevin D. Miller has served as our Chief Financial Officer, Secretary and Treasurer since October 2008. From July 1997 until September 2008, he was Senior Vice President of RCM. From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center. Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young LLP. Mr. Miller has a Bachelor of Science in Accounting from The University of Delaware and a Masters in Business Administration with a concentration in Finance from the Wharton School at The University of Pennsylvania.

Michael Saks has served as our Division President of Health Care Services since June 2018. From May 2007 to June 2018 he was the Senior Vice President and General Manager of our Health Care Services Division. From January 1994 until May 2007 he was the Vice President and GM of our Health Care Services Division. Prior to joining RCM, Mr. Saks served as a corporate executive at MS Executive Resources, MA Management and Group 4 Executive Search. Mr. Saks has over 31 years of executive management, sales and recruiting experience. Mr. Saks has a Bachelor of Science in Accounting and Finance from Fairleigh Dickinson University.

EXECUTIVE COMPENSATION

The Compensation Committee of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Compensation Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to our executives, including the named executive officers, are similar to those provided to other executive officers. Our named executive officers for the year ended December 31, 2022 (fiscal 2022) are Messrs. Vizi, Saks and Miller, as well as Frank Petraglia, who served as an executive officer of our company until leaving the Company on June 30, 2022, and is included as a named executive officer for fiscal 2022 in accordance with Item 402(a)(3)(iv) of Regulation S-K.

In addition to referring herein to fiscal 2022, we also refer to our fiscal years ended January 1, 2022 (fiscal 2021) and January 2, 2021 (fiscal 2020).

As part of our ongoing effort to better align our leadership, corporate governance structure and compensation methodologies with the interests and perspectives of our stockholders, members of our Board of Directors and management team periodically speak with many of our more significant stockholders. Mindful of the input of these stockholders and motivated by our commitment to the implementation of best practices in corporate governance and compensation, the Compensation Committee and our Board have undertaken over the last several years a series of efforts with respect to compensation reform, including the following steps:

●	Limiting executive severance cash pay-outs to no more than 24 months’ base salary and bonus;

●	Prohibiting tax gross-ups in all future employment agreements;

●	Requiring future employment agreements to contain a “double trigger” with respect to executive change-in-control payments;

●	Adopting an incentive payment claw back policy for named executive officers; and

●	Developed the conceptual framework for a long term incentive plan containing performance-based stock units for the Company’s Chief Executive Officer and Chief Financial Officer.

In March 2023, the Compensation Committee awarded Messrs. Miller and Saks cash amounts of $255,000 and $345,000, respectively, per specific incentive targets in compensation plans approved by the Compensation Committee in fiscal 2022. On the date of such award, Mr. Saks elected, with the approval of the Compensation Committee, to receive $25,000 of this amount in the form of immediately vested shares of common stock, with the number of shares determined based on the closing price of the common stock on the Nasdaq Stock Market on such date. These cash payments and stock awards are reflected in the Summary Compensation Table as compensation for fiscal 2022, in accordance with applicable regulations of the Commission.

In December 2022, the Compensation Committee approved a performance-based grant of a target amount of 100,000 performance stock units (“PSUs”) to Mr. Vizi that based on certain performance metrics for our fiscal year ending December 30, 2023 could increase to 125,000 PSUs. In accordance with applicable regulations of the Commission, the value of these performance-based shares, based on the grant date share price, is included in the Summary Compensation Table for fiscal year 2022, since the grant date occurred during that year, However, this award will be earned based on performance during the current fiscal year ending December 30, 2023, and will serve as the sole long-term incentive award to Mr. Vizi with respect to performance during such period.

EXECUTIVE COMPENSATION (CONT’D)

In March 2022, the Compensation Committee awarded Messrs. Saks and Miller cash amounts of $240,000 and $225,000, respectively, per specific incentive targets in compensation plans approved by the Compensation Committee in fiscal 2021. These cash payments are reflected in the Summary Compensation Table as compensation for fiscal 2021, in accordance with applicable regulations of the Commission.

In January 2022, the Compensation Committee approved a performance-based grant of a target amount of 100,000 performance stock units (“PSUs”) to Mr. Vizi that based on certain performance metrics for fiscal 2022 could increase to 125,000 PSUs. In January 2023, the Compensation Committee awarded 125,000 shares under this grant. The value of these performance-based shares, based on the grant date share price and reflecting the 125,000 shares ultimately awarded, is $0.8 million and is included in the Summary Compensation Table for fiscal year 2022, the year in which the grant date occurred.

In March 2021, the Compensation Committee approved a performance-based grant of a target amount of 90,000 performance stock units (“PSUs”) to Mr. Vizi that based on certain performance metrics for fiscal year 2021 could increase to 125,000 PSUs. In January 2022, under the March 2021 performance-based grant, the Compensation Committee awarded 125,000 shares. The value of these performance-based shares, based on the grant date share price, is $407,500 and is included in the Summary Compensation Table as compensation for fiscal 2021, the year in which the grant date occurred.

In January 2021, the Compensation Committee awarded Mr. Vizi 125,000 shares of our common stock in recognition of various qualitative and financial accomplishments in fiscal 2020. While this grant was made in recognition of his service in 2020, in accordance with applicable regulations of the Commission, its value is included in the Summary Compensation Table with respect to fiscal 2021, since the grant date of the award occurred after that fiscal year.  As such, its grant date fair value of $271,250 appears in the Summary Compensation Table as compensation for fiscal 2021, the year in which the grant date occurred.

In January 2020, the Compensation Committee granted to Mr. Vizi a total of 150,000 restricted stock units (RSUs), which become vested in three (3) equal annual installments of 50,000 RSUs on each anniversary of the date of grant, so long as Mr. Vizi remains continuously employed by the Company through such vesting dates, provided that vesting would be accelerated if his employment terminates before such vesting dates on account of death, disability or a covered termination following a change in control. The value of the January 2020 grant, based on the grant date share price, is $423,000 and is included in the Summary Compensation Table as compensation for fiscal 2020, the year in which the grant date occurred.

EXECUTIVE COMPENSATION (CONT’D)

Summary Compensation Table

The following table lists, for fiscal 2022, fiscal 2021 and fiscal 2020, cash and other compensation paid to, or accrued by us, for our chief executive officer, our chief financial officer and our other executive officer serving as of December 31, 2022, as well as a former executive officer who left the Company on June 30, 2022, and is included in this table in accordance with Item 402(a)(3)(iv) of Regulation S-K.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation		All Other Compensation(2)	Total

Bradley S. Vizi	2022	$475,000	$-	$1,964,750	$-		$6,450	$2,446,200
Executive Chairman & President	2021	$375,000	$-	$678,750	$-		$5,986	$1,059,736
	2020	$250,000	$-	$423,000	$-		$5,411	$678,411

Kevin Miller	2022	$370,000	$-	$-	$255,000		$22,389	$647,389
Chief Financial Officer	2021	$370,000	$-	$-	$225,000		$21,613	$616,613
	2020	$370,000	$75,000	$-	$-		$17,682	$462,682

Michael Saks	2022	$285,000	$-	$70,900	$345,000	(3)	$15,021	$715,984
Division President,	2021	$285,000	$-	$-	$240,000		$14,518	$539,518
Health Care Services	2020	$275,000	$75,000	$15,500	$-		$11,960	$377,460

Frank Petraglia	2022	$162,500	$-	$-	$-		$8,484	$170,984
Former Division President,
Engineering Services

____________

(1)	With respect to Mr. Vizi, these amounts represent the following:

a.

For 2022, the aggregate value of the award granted on January 25, 2022, with respect to performance during the fiscal 2022, and the award granted on December 27, 2022, with respect to performance during the current fiscal year ending December 30, 2023.

The value given to the fiscal award for fiscal 2022 is $768,750, which is the grant date fair value of the 125,000 shares determined in January 2023 by the Compensation Committee to have been earned with respect to this award.

The value given to the fiscal award for the current fiscal year ending December 30, 2023 is $1,196,000, which is the grant date fair value of the award assuming achievement at target. The grant date fair value of the award assuming achievement of the maximum performance level would be $1,495,000.

While both the January 25, 2022 and December 27, 2022 grants appear in the Summary Compensation Table for fiscal 2022 based on their grant dates both occurring during fiscal 2022, the award made on December 27, 2022 will be earned based on performance during the current fiscal year ending December 30, 2023, and will serve as the sole long-term incentive award to Mr. Vizi with respect to performance during such period.

b.

For 2021, the aggregate value of the award granted in March 2021, which was earned with respect to performance for fiscal 2021, and the award granted on January 15, 2021, which was granted with respect to performance during fiscal 2020, but is shown in the Summary Compensation Table for fiscal 2021, since the grant date occurred during that year.

EXECUTIVE COMPENSATION (CONT’D)

Summary Compensation Table (Continued)

c.	For 2020, the grant date fair value of the award of RSUs made in January 2020.

With respect to Mr. Saks, these amounts represent the following:

a.	For 2022, the grant date fair value of the award of RSUs made in March 2022.
b.	For 2020, the aggregate of the grant date fair values of awards of RSUs made in June 2020 and August 2020.

(2)

These amounts primarily represent premiums paid for medical, life and disability insurance on each of the officers named in this table, as follows: 2022, Messrs. Vizi, Miller, Saks and Petraglia, $6,450, $21,139, $13,771 and $7,234, respectively; 2021, Messrs. Vizi, Miller and Saks, $5,986, $20,363 and $13,268, respectively; and 2020, Messrs. Vizi, Miller and Saks, $5,411, $17,682 and $11,960, respectively.

(3)

On March 23, 2023, the date on which the Compensation Committee determined the amount of this award, Mr. Saks elected, with the approval of the Compensation Committee, to receive $25,000 of this amount in the form of immediately vested shares of Common Stock, with the number of shares determined based on the closing price of the common stock on the Nasdaq Stock Market on such date.

During our 2022, 2021 and 2020 fiscal years, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses.  The dollar amount of these benefits did not, for any individual in any fiscal year, exceed $10,000.

EXECUTIVE COMPENSATION (CONT’D)

Grants of Plan-Based Awards

The following table summarizes each grant of an award made to Named Executive Officers in 2022. These awards were made as discussed above in the “Compensation Discussion and Analysis” section. No other awards were made to the Named Executive Officers during 2022.

		Estimated Possible Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Shares of Stock (#)	Option Awards ($)
Bradley S. Vizi
PSUs(1)	1/25/2022	—	—	—	75,000	100,000	125,000	—	$768,750
PSUs(2)	12/27/2022	—	—	—	50,000	100,000	125,000	—	$1,196,000

Kevin Miller
Annual Incentive Plan(3)	4/5/2022	$30,000	$150,000	$315,000	—	—	—	—	—

Michael Saks
Annual Incentive Plan(4)	4/5/2022	—	$85,000	$345,000	—	—	—	—	—
RSUs(5)	2/28/2022	—	—	—	—	—	—	10,000	$70,900

Frank Petraglia
Annual Incentive Plan(6)	—	—	$50,000	$90,000	—	—	—	—	—

(1)

Consists of an award of a target amount of 100,000 performance stock units. The number of PSUs that will ultimately be earned and vested shall be determined as follows: 50% based on the level of achievement of established levels of EBITDA and 50% based on the level of achievement with respect to certain individual performance goals established by the Compensation Committee, both during a performance period beginning on January 2, 2022 and ending on December 31, 2022. With respect to both the EBITDA and individual performance goals, threshold, target and maximum levels of performance have been established, with the following number of PSUs to be earned with respect to each such level: threshold – 37,500; target – 50,000; maximum – 62,500. It was determined by the Compensation Committee in January 2023 that 125,000 shares were earned under this grant.

(2)

Consists of an award of a target amount of 100,000 performance stock units. The number of PSUs that will ultimately be earned and vested shall be determined as follows: 50% based on the level of achievement of established levels of EBITDA and 50% based on the level of achievement with respect to certain individual performance goals established by the Compensation Committee, both during a performance period beginning on January 1, 2023 and ending on December 30, 2023. With respect to both the EBITDA and individual performance goals, threshold, target and maximum levels of performance have been established, with the following number of PSUs to be earned with respect to each such level: threshold – 25,000; target – 50,000; maximum – 62,500.

(3)

Consists of an incentive award based 40% on the achievement of certain EBIT targets and 60% on the achievement of certain EBITDA targets, both during a performance period beginning on January 2, 2022 and ending on December 31, 2022.

(4)

Consists of an incentive award based on the achievement of certain net operating income targets with respect to the Company’s Healthcare business, both during a performance period beginning on January 2, 2022 and ending on December 31, 2022.

EXECUTIVE COMPENSATION (CONT’D)

Grants of Plan-Based Awards (Continued)

(5)

Consists of an award of time-based RSUs which will become vested on the fifth anniversary of the date of grant, so long as Mr. Saks remains continuously employed by the Company through such vesting date.

(6)

Consists of an incentive award based on the achievement of certain net operating income targets with respect to the Company’s Engineering business, both during a performance period beginning on January 2, 2022 and ending on December 31, 2022. Mr. Petraglia forfeited any amounts receivable pursuant to this award upon departing the Company in June 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unvested restricted share units as of December 31, 2022. No options to purchase common stock were outstanding on such date.

Name	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)

Bradley S. Vizi	225,000	$2,776,500	-	-

Michael Saks	20,000	$246,800	-	-

Kevin Miller	-	-	-	-

Frank Petraglia	-	-	-	-

____________

(1)

Calculated by multiplying the number of shares in the preceding column by $12.34, the closing price per share of the Company’s common stock on December 30, 2022, the last trading day of our last fiscal year.

(2)

Mr. Vizi’s shares include 50,000 restricted stock units (RSUs) granted on January 16, 2020 which vested on January 16, 2023, 125,000 performance-based stock units (PSUs) granted in January 2022 which vested in January 2023 and 50,000 PSUs, the threshold amount of a grant made in December 2022 that will vest in January 2024, subject to the achievement of certain performance measures in fiscal 2023, and may be increased to up to 125,000 PSUs depending on the level of such achievement. Mr. Saks received 10,000 RSUs in August 2020 that will vest in August 2023 and 10,000 RSUs in February 2022 that will vest in February 2027.

EXECUTIVE COMPENSATION (CONT’D)

Stock Vested

The following table summarizes the vesting of restricted stock units and performance stock units for the Named Executive Officers during 2022. None of the Named Executive Officers exercised any stock options, SARs or other similar instruments during 2022.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

Bradley S. Vizi	175,000	$2,159,500

Michael Saks	-	-

Kevin Miller	-	-

Frank Petraglia	-	-

____________

(1)

Calculated by multiplying the number of shares acquired on vesting by $12.34, the closing price per share of the Company’s common stock on December 30, 2022, the last trading day of our last fiscal year.

Compensation of Directors

Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

Non-employee members of the Board received compensation in accordance with the following structure, which was approved by our Compensation Committee on, and implemented effective, January 1, 2018:

●	Annual cash retainer of $45,000, payable in equal monthly installments.

●	No meeting fees.

●

Annual equity grants of $45,000, in the form of RSUs with 1-year vesting feature (subject to acceleration upon Change in Control or separation from service in the same manner as the RSU grants made in December 2017), with delivery of the shares of common stock underlying to such RSUs to be made upon vesting; provided that, except for sales of shares in an amount no greater than required to generate an amount equal to the income tax on such shares, non-employee directors shall be required to retain shares delivered upon vesting unless, immediately following any such sale, such director would comply with the Company’s ownership guidelines.

●

Payment of the following additional annual retainers: Chairman of the Board (if independent) $25,000; Audit Committee chair $10,000; Compensation Committee chair $10,000; Nominating and Corporate Governance Committee chair $5,000.

●	No other committee fees, for service or for meetings.

EXECUTIVE COMPENSATION (CONT’D)

The following table lists cash and other compensation paid to, or accrued by us for, our Board of Directors for our fiscal year ended December 31, 2022.

Non-Employee Director Compensation Table

Name and Principal Position	Fees Earned Or Paid In Cash	Equity Awards(1)	All Other Compensation	Total
Roger H. Ballou(2)	$70,000	$45,000	-	$115,000
Chigozie O. Amadi	-	-	-	-
Richard A. Genovese	$55,000	$45,000	-	$100,000
Swarna Srinivas Kakodkar	$55,000	$45,000	-	$100,000
Jayanth S. Komarneni	$50,000	$45,000	-	$95,000

(1)

These amounts are based upon the grant date fair value of the option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in the column are set forth in Note 11 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission. As of December 31, 2022, none of our non-employee directors has any unvested equity awards outstanding. On January 3, 2023, each of our non-employee directors serving on that date received a grant of 3,107 restricted stock units.

(2)	Mr. Ballou left the Board at the end of his term at the Annual Meeting of Stockholders held in December 2022.

EXECUTIVE COMPENSATION (CONT’D)

Executive Severance Agreement and Change in Control Agreement

The Company is a party to an Executive Severance Agreement (the “Executive Severance Agreement”) with each of Bradley S. Vizi, the Company's Executive Chairman and President (dated as of June 1, 2018), and Kevin D. Miller, the Company’s Chief Financial Officer (dated as of February 28, 2014, as amended), which set forth the terms and conditions of certain payments to be made by the Company to the executive in the event, while employed by the Company, such executive experiences (a) a termination of employment unrelated to a “Change in Control” (as defined therein) or (b) there occurs a Change in Control and either (i) the executive’s employment is terminated for a reason related to the Change in Control or (ii) in the case of Mr. Miller, the executive remains continuously employed with the Company for a period of three months following the Change in Control.

Under the terms of the Executive Severance Agreement, if either (a) the executive is involuntarily terminated by the Company for any reason other than “Cause” (as defined therein), “Disability” (as defined therein) or death, or (b) the executive resigns for “Good Reason” (as defined therein), and, in each case, the termination is not a “Termination Related to a Change in Control” (as defined below), the executive will receive the following severance payments: (i) an amount equal to 1.5 times the sum of (a) the executive’s annual base salary as in effect immediately prior to the termination date (before taking into account any reduction that constitutes Good Reason) (“Annual Base Salary”) and (b) the highest annual bonus paid to the executive in any of the three fiscal years immediately preceding the executive’s termination date (“Bonus”), to be paid in installments over the twelve month period following the executive’s termination date; and (ii) for a period of eighteen months following the executive’s termination date, a monthly payment equal to the monthly COBRA premium that the executive is required to pay to continue medical, vision, and dental coverage, for himself and, where applicable, his spouse and eligible dependents.

Notwithstanding the above, if the executive has a termination as described above and can reasonably demonstrate that such termination would constitute a Termination Related to a Change in Control, and a Change in Control occurs within 120 days following the executive’s termination date, the executive will be entitled to receive the payments set forth below for a Termination Related to a Change in Control, less any amounts already paid to the executive, upon consummation of the Change in Control.

Under the terms of the Executive Severance Agreement, if a Change in Control occurs and (a) the executive experiences a Termination Related to a Change in Control on account of (i) an involuntary termination by the Company for any reason other than Cause, death, or Disability, (ii) an involuntary termination by the Company within a specified period of time following a Change in Control (12 months for Mr. Vizi and three months for Mr. Miller) on account of Disability or death, or (iii) a resignation by the executive with Good Reason; or (b) in the case of Mr. Miller, the executive resigns, with or without Good Reason, which results in a termination date that is the last day of the three month period following the Change in Control, then the executive will receive the following severance payments: (1) a lump sum payment equal to two times the sum of the executive’s (a) Annual Base Salary and (b) Bonus; and (2) a lump sum payment equal to 24 multiplied by the monthly COBRA premium cost, as in effect immediately prior to the executive’s termination date, for the executive to continue medical, dental and vision coverage, as applicable, in such Company plans for himself and, if applicable, his spouse and eligible dependents. Upon the occurrence of a Change in Control, the Company shall establish an irrevocable rabbi trust and contribute to the rabbi trust the applicable amounts due under the Executive Severance Agreement. If Mr. Miller receives the Change in Control Payment following his resignation at the end of the three month period following the Change in Control, he will not be eligible to receive any severance payments under his Executive Severance Agreement.

Executive Severance Agreement and Change in Control Agreement (Continued)

Mr. Saks, along with several other members of the Company’s senior management (not including Mr. Vizi and Mr. Miller), is covered by our Change in Control Plan for Selected Executive Management (the “CIC Plan”).

The CIC Plan sets forth the terms and conditions of severance and benefits to be provided to a covered employee in the event (a) the covered employee experiences a covered termination of employment after a “Potential Change in Control” (as defined in the CIC Plan), but prior to a “Change in Control” (as defined in the CIC Plan), and a Change in Control that relates to the Potential Change in Control occurs within the six month period following the covered employee’s termination, or (b) the covered employee is employed by the Company on the date of a Change in Control. The CIC Plan also sets forth the terms and conditions of severance payments to be made to a covered employee in the event such employee is employed on the date of a Change in Control and is subsequently terminated on account of a covered termination during his “Designated Severance Period” (a period specified by the Company for each covered employee that is measured from the date of an applicable Change in Control, which is 18 months for Mr. Saks.

Under the terms of the CIC Plan, if a covered employee is (a) employed on the date of a Potential Change in Control, (b) terminated by the Company for a reason other than “Cause” (as defined in the CIC Plan), death, or disability, and (c) a Change in Control to which the Potential Change in Control relates occurs within the six month period following the covered employee’s covered termination, the covered employee will receive, if the covered employee executes and does not revoke a release of claims, severance payments at the covered employee’s annual base salary rate in regular payroll installments for the duration of the covered employee’s Designated Severance Period. If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate. Severance payments will be discontinued if it is determined that the covered employee has engaged in any actions constituting Cause.

Under the terms of the CIC Plan, if a covered employee is employed on the date of a Change in Control and the covered employee executes and does not revoke a release of claims:

●	all outstanding Company equity-based awards granted to the covered employee prior to the date of the Change in Control will be immediately fully vested;

●

the Compensation Committee may, in its sole discretion, determine that the covered employee will receive a pro-rated annual bonus if (a) the Committee determines that the Change in Control is an asset sale with respect to an entity in which the covered employee is associated, (b) the covered employee’s employment with the Company terminates in connection with such asset sale, and (c) the covered employee was eligible to participate in the Company’s annual bonus plan at the time of the Change in Control; any such pro-rated annual bonus will be determined based on the level of achievement under the annual bonus plan at the time of the Change in Control; and

●	the Committee may, in its sole discretion, determine that the covered employee will receive a discretionary bonus upon a Change in Control.

Any bonuses paid under the CIC Plan upon a Change in Control will be paid in a single lump sum following the Change in Control.

Executive Severance Agreement and Change in Control Agreement (Continued)

Under the terms of the Plan, if a covered employee’s employment with the “Employer” (as defined in the CIC Plan) is terminated during the covered employee’s Designated Severance Period following the occurrence of a Change in Control (a) by the Employer for any reason other than Cause, death, or disability, or (b) by the covered employee for “Good Reason” (as defined in the CIC Plan), and the covered employee executes and does not revoke a release of claims, the Employer will continue to pay to the covered employee his annual base salary in regular payroll installments for the remainder of the covered employee’s Designated Severance Period. A covered employee is not eligible for severance benefits from the Company after a Change in Control if the Change in Control is an asset sale with respect to the covered employee and the successor to the Company offers the covered employee employment with a level of compensation and benefits that in the aggregate are at least as favorable as the level of the covered employee’s compensation and benefits with the Company prior to the Change in Control. If the covered employee dies before receiving the entire amount that is owed, the remaining portion will be paid to the covered employee’s estate. Severance payments will be discontinued if the Employer determines that the covered employee has engaged in any actions constituting Cause.

Based on the terms of the severance plans and treatment of equity awards for each upon termination of employment as outlined above, the table below illustrates the amounts that each named executive officer would receive in each of the potential termination scenarios. Mr. Petraglia is not included in the following table as he departed the Company during fiscal 2022 and did not receive any severance amounts.

Event and Amounts	Bradley Vizi	Kevin Miller	Michael Saks

Death or Disability
Cash Severance	$-	$-	$-
Time-Based Equity Awards	$617,000	-	$246,800
Performance-Based Equity Awards	$1,542,500	-	-
Continuation of Benefits	$-	$-	$-

Total	$2,159,500	$-	$246,800

Involuntary Termination Without Cause
Cash Severance	$1,135,500	$892,500	$-
Time-Based Equity Awards	-	-	$123,400
Performance-Based Equity Awards	-	-	-
Continuation of Benefits	$15,495	$53,327	$-

Total	$1,150,995	$945,827	$123,400

Change In Control
Cash Severance	$1,796,000	$1,190,000	$427,500
Time-Based Equity Awards	$617,000	-	$246,800
Performance-Based Equity Awards	$1,542,500	-	-
Continuation of Benefits	$20,660	$71,103	$-

Total	$3,976,160	$1,261,103	$674,300

Pay Versus Performance

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

	Summary Compensation	Compensation	Average Summary Compensation	Average Compensation Actually	Value of Initial Fixed
Year	Table Total for PEO¹ ($)	Actually Paid to PEO¹˒²˒³ ($)	Table Total for Non-PEO NEOs[1] ($)	Paid to Non-PEO NEOs[1,2,3] ($)	TSR ($)	Peer Group TSR ($)	Net Income ($ Millions)	Adjusted EBITDA⁵ ($ Millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$2,446,200	$3,379,700	$511,452	$557,152	$429.97	$113.00	$20,884	$29,257
2021	$1,059,736	$2,052,236	$578,066	$603,316	$248.08	$124.54	$10,989	$11,105
2020	$678,411	$561,711	$420,071	$422,671	$72.13	$105.62	$(8,869)	$1,064

1.  Bradley S. Vizi was our PEO for each year presented. The individuals constituting the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Kevin D. Miller	Kevin D. Miller	Kevin D. Miller
Michael Saks	Michael Saks	Michael Saks
		Frank Petraglia

2.  The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

Pay Versus Performance (Continued)

3.  Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table. Amounts in the Exclusion of Change in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in the Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Change in Pension Value for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Pension Service Cost for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2022	$2,446,200		$(1,964,750)		$2,898,250	$3,379,700
2021	$1,059,736		$(678,750)		$1,671,250	$2,052,236
2020	$678,411		$(423,000)		$306,300	$561,711

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non- PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	$511,452		$(23,633)		$69,333	$557,152
2021	$578,066				$25,250	$603,316
2020	$420,071		$(7,750)		$10,350	$422,671

Pay Versus Performance (Continued)

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2022	$2,776,500	$261,000		$(138,250)			$2,898,250
2021	$890,000	$505,000	$271,250	$5,000			$1,671,250
2020	$310,500			$(4,200)			$306,300

Year	Average Year- End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non- PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non- PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	$41,133	$17,400		$10,800			$69,333
2021		$25,250					$25,250
2020	$10,350						$10,350

4.  The Peer Group TSR set forth in this table utilizes the S&P Americas SmallCap Commercial and Professional Services Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2017, through the end of the listed year in the Company and in the S&P Americas SmallCap Commercial and Professional Services Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

5.  We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Pay Versus Performance (Continued)

Description of Relationship Between PEO and

Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Pay Versus Performance (Continued)

Description of Relationship Between PEO and

Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

Pay Versus Performance (Continued)

Description of Relationship Between PEO and

Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the three most recently completed fiscal years.

Pay Versus Performance (Continued)

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the S&P Americas SmallCap Commercial and Professional Services Index over the same period.

Pay Versus Performance (Continued)

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and other NEOs for 2022 to Company performance. The measures in this table are not ranked.

Net Income
Adjusted EBITDA

CORPORATE GOVERNANCE MATTERS

Commitment to Best Practices. As discussed above with respect to executive compensation, RCM’s leadership takes its fiduciary responsibility seriously and is similarly committed to the implementation of best practices in corporate governance. This has led to several developments in our corporate governance:

●

Communications with Stockholders: In an ongoing effort to better align its leadership, corporate governance structure and compensation methodologies with the interests and perspectives of its stockholders, during the last year members of our Board and management team have spoken with stockholders representing a majority of RCM’s ownership.

●

Robust Stock Ownership Guidelines: Our Board has adopted robust stock ownership guidelines, which require covered persons to have a stock ownership position in the Company in an amount no less than the applicable multiple of their base salary, by increasing the applicable multiples. The revised multiples are:

o	Chief Executive Officer – 6.0 times
o	Chief Financial Officer – 6.0 times
o	Executive Vice President – 2.0 times
o	Group Senior Vice President (where covered) – 2.0 times
o	Senior Vice President (where covered) – 2.0 times
o	Non-Employee Director – 5.0 times

●

Succession Planning: Our Board has engaged in succession planning during the past year and has identified potential successors for all of our executive officers and for the leaders of each of the Company’s major business units.

Board Independence. The Board of Directors has determined that Richard A. Genovese, Chigozie O. Amadi, Swarna Srinivas Kakodkar and Jayanth S. Komarneni are “independent directors” as defined in Marketplace Rule 4200(a)(15) of the NASDAQ Stock Market LLC. In this Proxy, these four directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

Stockholder Communications with the Board. Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Annual Meetings. The Company encourages all of the directors to attend the annual meeting of stockholders. The 2022 Annual Meeting of Stockholders was attended by all of our then current directors.

Code of Conduct and Code of Ethics. We have adopted a Code of Conduct applicable to all of our directors, officers and employees. In addition, we have adopted a Code of Ethics, within the meaning of applicable Commission rules, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. If we make any amendments to either of these Codes (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly) any provision of the Code of Ethics to the benefit of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.rcmt.com (where our Code of Conduct and Code of Ethics are available), or in a report on Form 8-K that we file with the Commission.

CORPORATE GOVERNANCE MATTERS (CONTINUED)

Related Party Transaction Approval Policy. Our Code of Conduct mandates that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company. Furthermore, our Audit Committee must review and approve any “related party” transaction as defined in Item 404(a) of Regulation S-K, promulgated by the Securities and Exchange Commission, before it is consummated. Following any disclosure to our Compliance Officer, the Compliance Officer will then typically review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question. After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval. In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are at arm’s length and the overall fairness of the transaction to the Company. If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Risk Oversight by the Board. The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks.

In particular, our Audit Committee is tasked pursuant to its charter to “discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.” As appropriate, the Chairman of the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

As one component of our risk oversight and anti-fraud program, our Audit Committee has established complaint reporting procedures described under “Compliance Policy” in the “Investors” section of our website at www.rcmt.com. These procedures indicate how to submit complaints to our Audit Committee regarding concerns about our accounting practices, our adherence to financial policies and procedures, or our compliance with the Sarbanes-Oxley Act of 2002. Once received, grievances are reviewed by the Chairman of the Audit Committee for consideration.

Board Leadership Structure. Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board may consider many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our Chairman, or our Lead Independent Director if our Chairman is not independent: (i) presides at all meetings of the Board including presiding at executive sessions of the Board (without management present) at every regularly scheduled Board meeting, (ii) serves as a liaison between the management and the independent directors, (iii) approves meeting agendas, time schedules and other information provided to the Board, and (iv) is available for direct communication and consultation with major stockholders upon request. On June 1, 2018, Mr. Vizi was appointed Executive Chairman and President. Ms. Kakodkar has been designated by the Company’s independent directors to serve as a Lead Independent Director.

CORPORATE GOVERNANCE MATTERS (CONTINUED)

Compensation Committee Interlocks and Insider Participation. None of the members of our Compensation Committee were officers or employees of the Company or any of its subsidiaries during 2022, were formerly officers of the Company or any of its subsidiaries, or had any relationship with the Company since the beginning of 2022 that requires disclosure under Item 404 of Regulation S-K, nor have there been since the beginning of 2022 any compensation committee interlocks involving our directors and executive officers that require disclosure under Item 407 of Regulation S-K.

Board Diversity. Pursuant to the Nasdaq’s Board Diversity Rules, below is the Company’s Board Diversity Matrix outlining diversity statistics regarding our Board of Directors. In addition to gender and demographic diversity, we also recognize the value of other diverse attributes that directors may bring to our Board of Directors.

Board Diversity Matrix (As of November 9, 2023)

Total Number of Directors	5

	Female	Male
Part I: Gender Identity
Directors	1	4

Part II: Demographic Background
White		2
Two or More Races or Ethnicities	1	1
African American or Black		1

BOARD MEETINGS AND COMMITTEES

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee. The committees report their actions to the full Board at the Board’s next regular meeting. The following table shows on which of our Board’s committees each of our directors serve as of November 9, 2023.

Our Board of Directors held five meetings in the fiscal year ended December 31, 2022. The Company does not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, although board member attendance is strongly encouraged. Each of our directors serving during the last fiscal year attended at least 75% of the total number of meetings held by the Board and all committees on which the director served. At each meeting of the Board of Directors, there was an executive session attended only by the Independent Directors.

Committee
Board Member	Audit	Compensation	Nominating & Corporate Governance
Bradley S. Vizi
Chigozie O. Amadi	X		X
Richard A. Genovese	X(1)	X
Swarna Srinivas Kakodkar	X	X(1)	X
Jayanth S. Komarneni		X	X(1)

____________

(1) Chair

BOARD MEETINGS AND COMMITTEES (CONT’D)

General Duties of Each Committee

The general duties of each committee are as follows:

Audit Committee

The Board of Directors has adopted a written Audit Committee Charter. A copy of the Audit Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors.

●	Met three times during our fiscal year ended December 31, 2022.

●	See “Report of the Audit Committee” below.

●	Review and approve related parties transactions.

Compensation Committee

The Board of Directors has adopted a written Compensation Committee Charter. A copy of the Compensation Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Determines the compensation of our officers and employees.

●	Administers our stock option plans.

●	Met three times during our fiscal year ended December 31, 2022.

Nominating & Corporate Governance Committee

The Board of Directors has adopted a written Nominating & Corporate Governance Committee Charter. A copy of the Nominating & Corporate Governance Committee Charter is posted on our website under “Investor Relations - Corporate Governance.”

●	Oversees the Board’s review and consideration of stockholder recommendations for Director candidates.

●	Oversees the Board’s annual self-evaluation.

●	Met one time during our fiscal year ended December 31, 2022.

Independence of Committees

The Board of Directors has determined each member of the Audit Committee, the Compensation Committee and the Nominating & Corporate Governance Committee of the Board meets the independence requirements applicable to members of those committees as prescribed by the NASDAQ Stock Market, LLC, the Commission and the Internal Revenue Service. The Board of Directors has further determined that each of Richard A. Genovese, Chair of the Audit Committee, and Chigozie O. Amadi is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Commission.

Director Nominations

The Nominating & Corporate Governance Committee’s charter does not include formal requirements for the nominating process. The Nominating & Corporate Governance Committee believes that candidates for director should meet certain minimum qualifications, including being able to read and understand financial statements, having substantial business experience, having high moral character and personal integrity, and having sufficient time to attend to their duties and responsibilities to RCM. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating & Corporate Governance Committee will also consider the potential director’s independence, whether the member would be considered an “Audit Committee Financial Expert” as described in the applicable SEC standards, and the diversity that the potential director would add to the Board of Directors in terms of gender, ethnic background, and professional experience. With respect to their consideration of diversity of background, the Nominating & Corporate Governance Committee does not have a formal policy of assessing diversity with respect to any particular qualities or attributes.

The Nominating & Corporate Governance Committee identifies potential candidates through its members’ networks of contacts, by soliciting recommendations from other directors or executive officers, major stockholders and, as appropriate, engaging search firms to identify and screen suitable director nominees. After the Nominating & Corporate Governance Committee has identified a potential candidate, publicly available information about the person is collected and reviewed. If the Nominating & Corporate Governance Committee decides to further pursue the potential candidate after this initial review, contact is made with the person. If the potential candidate expresses a willingness to serve on the Board of Directors, interviews are conducted with the potential candidate and additional information is requested. Candidates are chosen by a majority vote of the members of the Nominating & Corporate Governance Committee for recommendation to the Board of Directors.

The Nominating & Corporate Governance Committee will consider stockholder recommendations for director candidates on the same basis as other candidates, provided that the following procedures are followed in submitting recommendations. All such stockholder recommendations for the 2024 meeting of stockholders should be submitted in writing to the attention of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109 no earlier than August 16, 2024 and no later than September 15, 2024 and should be accompanied by (i) the potential candidate’s five-year employment history with employer names and a description of the employer’s business, the candidate’s experience with financial statements, and the candidate’s other board membership(s); (ii) a written consent of the director candidate to stand for election if nominated by the Nominating & Corporate Governance Committee and approved by the Board of Directors, and to serve if elected by the stockholders; and (iii) proof of ownership of RCM’s common stock by the person submitting the recommendation.

Communications with the Board

Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, in care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors or to specified Board members will be forwarded in accordance with the sender’s instructions. However, our Secretary reserves the right not to forward any personally abusive, threatening or otherwise inappropriate materials.

PROPOSAL 2
___________________________________________

RATIFICATION OF THE SELECTION OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected WithumSmith+Brown, PC (“Withum”) to act in the capacity of independent accountants for the current fiscal year ending December 30, 2023. Withum also acted in such capacity with respect to our audited financial statements as of and for the fiscal year ended December 31, 2022, during which year it replaced our prior independent registered public accounting firm, Macias, Gini & O’Connell, LLP. The information below sets forth the aggregate amount of fees billed for professional services rendered by Withum to the Company during fiscal 2022. Since Withum was appointed in fiscal 2022, there were no fees billed for professional services rendered by Withum during the fiscal year ended January 1, 2022.

Fees Billed by Withum during fiscal 2022

Audit Fees.  Fees billed to the Company by Withum for audit services rendered by Withum for the audit of the Company's 2022 annual financial statements (including the audit of internal control over financial reporting), for the review of those financial statements included in the Company's Quarterly Reports on Form 10-Q, and for services that are normally provided by Withum in connection with statutory and regulatory filings or engagements, totaled approximately $485,000.

Audit-Related Fees.  Fees billed to the Company by Withum during 2022 for audit-related services that were reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under the preceding paragraph totaled $0.

Tax Fees.  Fees billed to the Company by Withum during 2022 for professional services rendered for tax compliance, tax advice and tax planning totaled $0.

All Other Fees.  Other fees billed to the Company by Withum were $0 for 2022.  Withum does not audit the Company’s 401(k) plan.

The Audit Committee has considered whether Withum’s provision of services other than professional services rendered for the audit and review of our financial statements is compatible with maintaining Withum’s independence and has determined that it is so compatible.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee pursuant to applicable regulations. The Audit Committee currently pre-approves all engagements of the Company’s accountants to provide both audit and non-audit services and has not established formal pre-approval policies or procedures. The Audit Committee did not approve any non-audit services pursuant to Rule 2-01 (c) (7) (i) (C) of Regulation S-X during fiscal 2022.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION BY OUR AUDIT COMMITTEE OF WITHUMSMITH+BROWN, PC AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2023.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s outside auditors all financial statements prior to their issuance. Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles and reviewed significant accounting issues with the Committee. These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16.

The Committee also discussed with MGO matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made and letter given to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Audit Committee

Richard A. Genovese (Chair)

Chigozie O. Amadi

Swarna Srinivas Kakodkar

PROPOSAL 3
___________________________________________

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The compensation of our named executive officers subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this proxy statement. As discussed in the Compensation Discussion and Analysis, we believe that our compensation policies and decisions are designed to reward strong annual operating performance by the Company.

Accordingly, your Board is asking stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding, advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders.

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the Compensation Committee or the Board. Nevertheless, the views expressed by stockholders, whether through this vote or otherwise, are important to Company management and your Board and, accordingly, your Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements. Your advisory vote serves as an additional tool to guide the Compensation Committee and your Board in continuing to align the Company’s executive compensation program with the interests of the Company and its stockholders and is consistent with our commitment to high standards of corporate governance.

This vote is not intended to express a view on any specific element of pay, but rather the overall compensation program and philosophy for our named executive officers described in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure as set forth in the “Executive Compensation” section of this proxy statement. We encourage you to carefully review these disclosures and to indicate your support for our named executive officer compensation program.

YOUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS PRESENTED IN THIS PROXY STATEMENT.

STOCKHOLDER PROPOSALS

We have two separate and distinct processes concerning the submission of stockholder proposals:

Proposals to be Included in Our Proxy Statement

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proposals by stockholders that are intended for inclusion in our proxy statement and proxy card and to be presented at our next annual meeting must be received by us by July 12, 2024, in order to be considered for inclusion in our proxy materials. Such proposals should be addressed to our Secretary and may be included in next year’s proxy materials if they comply with certain rules and regulations of the SEC governing stockholder proposals.

Advance Notice Procedures

If a stockholder desires to make a proposal for consideration at an annual meeting of our stockholders or nominate someone for election to your Board, the stockholder must follow the applicable procedures under law or as outlined in our Bylaws. Our Bylaws provide that in order to make a proposal or nominate someone for election to your Board at an annual meeting of stockholders, written notice of the proposal or nomination must be received by the Corporate Secretary of RCM not more than 120 days or less than 90 days prior to that year’s annual meeting of stockholders. The notice must contain information required by our Bylaws regarding the stockholder and the proposal or nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.

Stockholders are also advised to review our Bylaws, which contain additional requirements about advance notice of proposals and director nominations, including the information that must accompany any such stockholder notice.

Accordingly, in order for a stockholder proposal or nomination to be considered at the 2024 annual meeting of stockholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Corporate Secretary of RCM at the principal executive offices of RCM no earlier than August 16, 2024 and no later than September 15, 2024 (assuming that the 2024 annual meeting of stockholders is held on December 14, 2024, the anniversary of the 2023 Annual Meeting). To comply with the universal proxy rules, notices of stockholder nominations for election as director must set forth the information required by Rule 14a-19 under the Exchange Act.

In addition, if we do not receive notice of your stockholder proposal by September 15, 2024, the proposal will be deemed “untimely” for purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934 and the persons named as proxies in next year’s proxy materials will be entitled to vote in their discretion with respect to the proposal.

A copy of the full text of our Bylaw provisions may be obtained upon written request to the Corporate Secretary of RCM at our principal place of business.

OTHER MATTERS

Your Board does not intend to present any business at the 2023 Annual Meeting other than the matters described in this proxy statement. If any other matters are properly presented for action at the 2023 Annual Meeting, it is intended that the proxy will be voted with respect thereto by the proxy holders in accordance with the instructions and at the discretion of your Board or a properly authorized committee thereof.

By Order of the Board of Directors,

Kevin D. Miller Secretary

November 9, 2023

0

PROXY

RCM TECHNOLOGIES, INC.

2500 McClellan Avenue, Suite 350
Pennsauken, NJ 08109-4613

PROXY FOR 2023 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder appoints Bradley S. Vizi and Kevin D. Miller, and each of them, individually, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution in each of them, to vote, and otherwise act on behalf of the undersigned with respect to, all shares of Common Stock of RCM Technologies, Inc. ("RCM") held of record by the undersigned as of October 18, 2023, at the Annual Meeting of Stockholders of RCM to be held virtually at https://web.lumiagm.com/204238937 (password: rcm2023) on Thursday, December 14, 2023, at 4:00 p.m. local time, and at any and all adjournments or postponements thereof (the "Annual Meeting"), upon the following matters, which are described in RCM's Proxy Statement for the Annual Meeting. RCM's Board of Directors recommends a vote "FOR ALL" the director nominees and a vote "FOR" proposals 2 and 3. The undersigned stockholder further hereby ratifies all that the said attorneys and proxies may do by virtue hereof.

Instructions on how to attend the meeting appear in RCM's Proxy Statement for the Annual Meeting.

In accordance with the discretion and at the instruction of the Board of Directors or an authorized committee thereof, the proxy holder is authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in RCM's Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations**. If any nominee named on the reverse side declines or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors or an authorized committee thereof. The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of 2023 Annual Meeting of Stockholders and Proxy Statement and the Annual Report to Stockholders furnished in connection therewith.

1.1

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

RCM TECHNOLOGIES, INC.

December 14, 2023

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333303000000000 6 121423

The Board of Directors recommends you vote FOR each of the following nominees and FOR proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the four directors proposed in the accompanying proxy, each to serve a one-year term and until a successor is elected and qualified:

		FOR	AGAINST	ABSTAIN
1(a)	Bradley S. Vizi	☐	☐	☐
1(b)	Chigozie O. Amadi	☐	☐	☐
1(c)	Swarna Srinivas Kakodkar	☐	☐	☐
1(d)	Jayanth S. Komarneni	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign this Proxy exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign. When shares are held by more than one person, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.

ANNUAL MEETING OF STOCKHOLDERS OF

RCM TECHNOLOGIES, INC.

December 14, 2023

PROXY VOTING INSTRUCTIONS

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

Vote by phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/204238937 (password: rcm2023) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.

00003333303000000000 6 121423

The Board of Directors recommends you vote FOR each of the following nominees and FOR proposals 2 and 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the four directors proposed in the accompanying proxy, each to serve a one-year term and until a successor is elected and qualified:

		FOR	AGAINST	ABSTAIN
1(a)	Bradley S. Vizi	☐	☐	☐
1(b)	Chigozie O. Amadi	☐	☐	☐
1(c)	Swarna Srinivas Kakodkar	☐	☐	☐
1(d)	Jayanth S. Komarneni	☐	☐	☐
2.	Ratification of our Audit Committee's selection of WithumSmith+Brown, PC as our independent accountants for our fiscal year ending December 30, 2023.	☐	☐	☐
3.	Advisory vote to approve the compensation of our named executive officers for 2022.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign this Proxy exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. Joint owners should each sign. When shares are held by more than one person, all should sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer.